Exhibit 23




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated May 23, 2000 included in this Form 10-K/A, into the Company's previously filed Registration Statements, File Nos. 33-50520, 33-50522, 33-50524, 33-82130, 33-99146, 333-51401 and 333-68275.

                                                     ARTHUR ANDERSEN LLP



Minneapolis, Minnesota,
June 22, 2000